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                                                                      EXHIBIT 10
                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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     This Second Amendment to Employment Agreement (the "Second Amendment") is
made and entered into on this 21st day of July, 1998 to be effective as of July 16, 1998, by and between Bank of the Ozarks, Inc., an Arkansas Corporation (the "Corporation"), and George G. Gleason, II, an individual and resident of Arkansas ("Gleason").

                             W I T N E S S E T H:

     WHEREAS, the Corporation and Gleason entered into an Employment Agreement dated May 22, 1997 which was amended by that certain Amendment to Employment Agreement dated September 16, 1997 (collectively the "Agreement");

     WHEREAS, the Corporation and Gleason have negotiated this Second Amendment of the Agreement to reduce Gleason's base salary from $324,613.92 to $225,000 effective July 16, 1998 as part of a plan to reduce Gleason's cash compensation and increase his equity compensation to more closely align his interests with those of the Corporation's shareholders;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Paragraph 3(a) of the Agreement is hereby amended and restated as follows:

          (a) Effective July 16, 1998, the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000) per annum, with such base salary to be prorated for the remaining portion of the 1998 calendar year and to be payable in semi-monthly installments. The base salary shall be increased (but not decreased) commencing on January 1, 1999 and annually thereafter by the same percentage as the percentage increase, if any, in the Consumer Price Index for the twelve months ending on the preceding October 31st. As used herein, the term "Consumer Price Index" means the Consumer Price Index for All Urban Consumers (CPI-U), All Items, U.S. Average (1982-84=100), which is now compiled with the U.S. Department of Labor, and shall mean and include such other index or statistics as may succeed it, as adjusted to account for any change in the standard reference base year.

     2. Except as explicitly amended hereby, all other terms, provisions and conditions of the Agreement remain in full force and effect.
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     IN WITNESS WHEREOF, the parties have executed this Second Amendment in duplicate original the day and year first above recited.

ATTEST:                                BANK OF THE OZARKS, INC.


                                       By:/s/ MARK D. ROSS, PRESIDENT
                                          ------------------------------------
                                          Mark D. Ross, President
/s/ DONNA QUANDT, SECRETARY
---------------------------------
Donna Quandt, Secretary

                                          /s/ GEORGE G. GLEASON, II
                                          ------------------------------------
                                          George G. Gleason, II